Exhibit 99.1
CONTACT:
Brainerd Communicators
Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667
Joe LoBello (Media)
lobello@braincomm.com
212.986.6667
AMERICAN COMMUNITY NEWSPAPERS INC. ANNOUNCES
INTENT TO VOLUNTARILY DELIST AND DEREGISTER
ITS COMMON STOCK
DALLAS, TX – October 21, 2008 – American Community Newspapers Inc. (NYSE Alternext US LLC: ANE) (“ACN”) today announced that it has notified NYSE Alternext US LLC (“NYSE Alternext”) of its intent to voluntarily delist its common stock, warrants and units from NYSE Alternext and that it intends to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and cease filing reports with the Securities and Exchange Commission (“SEC”).
The decision to voluntarily delist and deregister will save management time and attention on SEC reporting and Sarbanes Oxley compliance. Furthermore, it will eliminate listing fees and result in reduced expenses associated with compliance efforts, such as accounting fees, legal fees, other professional fees and administrative costs. The common stock has a low market capitalization and the common stock, warrants and units are thinly traded, and therefore the Company does not believe the benefits of having its common stock, warrants and units listed and registered outweigh the costs. As previously announced on September 30, 2008, ACN is currently not in compliance with certain NYSE Alternext continued listing standards, as set forth in Sections 134 and 1101 of the NYSE Alternext Company Guide, due to its failure to file its
Form 10-Q for the fiscal quarter ended June 29, 2008 with the SEC. The Company plans to file its Form 10-Q for the fiscal quarter ended June 29, 2008 in early November 2008.
The Company anticipates that it will file with the SEC a Form 25 relating to the delisting of its common stock, warrants and units on or about October 31, 2008, with the delisting to be effective ten days thereafter. Accordingly, the Company anticipates that the last day of trading of its securities on NYSE Alternext will be on or about Tuesday, November 11, 2008.
On the effective date of the delisting, the Company plans to file a Form 15 to deregister its common stock, warrants and units under the Exchange Act. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended. The Company expects that the deregistration will become effective 90 days after the date of filing of the Form 15 with the SEC.
The Company anticipates that following delisting its common stock, warrants and units will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company’s stock. However, the Company can give no assurance that trading in its stock will continue on the Pink Sheets or on any other securities exchange or quotation medium.
About American Community Newspapers Inc.
ACN is a community newspaper publisher in the United States, operating within four major U.S. markets: Minneapolis — St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and Columbus, Ohio. These markets are some of the most affluent, high growth markets in the United States, with ACN strategically positioned in many of the wealthiest counties within each market. ACN’s goal is to be the preeminent provider of local content and advertising in any market its serves.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to ACN’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “ seek, ” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.
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